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EXHIBIT 10.1

                              CONSULTING AGREEMENT

                                     BETWEEN

                                  DIANE L BYMAN
                               9325 Eagle Ridge Dr
                               Las Vegas NV 89134
                                  (Consultant)

                                       AND

                                    AMARU, INC.
                             112 Middle Road #08-01
                         Midland House Singapore 188970

Whereas AMARU, INC. ("Amaru") desires Consultant (Diane L Byman) to provide the services described in Schedule " A" (Services);

And Whereas Consultant is prepared to offer the Services, on the terms and conditions hereinafter set forth;

Now Therefore This Agreement Witnesseth that in consideration of the terms and conditions hereinafter set forth, the parties hereto covenant and agree as follows;

1. (a) AMARU hereby engages Consultant to provide the Services and such other related services as AMARU may from time to time require during the term of this Agreement. The description of the Services contained in Schedule A is general in scope only and AMARU may, from time to time, amend them with prior notice to Consultant.

     (b) Consultant shall diligently and carefully perform the Services in a first-class professional manner.

2. (a) It is agreed and understood that Consultant, in performing the Services, is an independent contractor rather than an employee and that , while AMARU may instruct Consultant as to the objectives or the results required, Consultant shall completely regulate the manner in which it achieves such objectives or results; provided however that Consultant shall perform the Services in a manner which is compatible with AMARU's procedures and standards and adheres to legislation governing in the province the Services are performed, Consultant shall have complete responsibility for the safety of Consultant's employees and subcontractors engaged in the performance of the Services.

     (b) Consultant acknowledges that Consultant shall not be entitled to any of the benefits which AMARU extends to its employees.

3. (a) The term of consultant's engagement pursuant to this Agreement shall be for a period commencing on JUNE 1, 2004 and ending on December 31, 2004 ("Initial Term") whereupon this Agreement shall, without the requirement of notice and unless earlier terminated in accordance herewith, be automatically renewed on the same terms and conditions for successive one (1) year periods (each, an "Additional Term"), commencing on and running, in the case of the first automatic renewal, from the expiry of the initial Term and , in the case of each subsequent automatic renewal, from the expiry of the immediately preceding Additional Term. Either party may, in its sole discretion, terminate this Agreement at the end of the Initial term and any Additional Term by giving the other party not less than thirty (30) days prior written notice, the term of this Agreement commences on the date hereof and continues until this Agreement is terminated in accordance with the provisions hereof.





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4. (a) Consultant shall perform the Services at the Consultant's office located at 9325 Eagle Ridge Dr Las Vegas, NV 89134.

5. (a) The Consultant will make their services available to the degree to provide the services described in Schedule A unless reasonable illness or reasonable circumstances beyond the Consultant's control prevent them from doing so;

     (b) AMARU will compensate the Consultant for all services rendered under this Agreement by delivering to the Consultant 150,000 (One Hundred and fifty Thousand) S-8 (free trading) shares of company stock in AMARU. The value of these services will be at $0.05 per share for a total of $7,500.00. Please send these shares in certificate form to the above address.

6. (a) It is agreed and understood that Consultant shall indemnify AMARU for any and all liability incurred as a result of Consultant's acts or omissions.

7. (a) Consultant shall invoice AMARU for any applicable out of pocket expenses incurred by Consultant in the performance of Services for AMARU. Consultant will receive from AMARU reimbursement of these applicable expenses incurred by Consultant while performing the Services for AMARU, within ten days after the end of each month in which invoice was received by AMARU from Consultant.

8. (a) Consultant may not assign any of its rights or obligations under this Agreement without prior permission of AMARU.

9. (a) In no event shall AMARU be required to pay Consultant for services that have not been rendered on behalf of AMARU.

10. (a) Consultant shall comply and shall require its contractors, consultants, and employees to comply with all applicable laws, order, rules and regulations.

11. (a)This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

12. (a) The Schedules to this Agreement are incorporated herein by reference.

13. (a) A waiver of any breach of a provision hereof shall not be binding upon a party unless the waiver is in writing, and the waiver shall not affect such party's rights with respect to any other or future breach.

14. (a) Any notice, request or approval required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be in writing and shall be deemed to have been sufficiently given or served for all purposes on the day of delivery if sent by fax, email, or prepaid courier service.

In Witness Whereof the parties hereto have duly executed and delivered this Agreement to be effective as the day and year first above written.

DIANE L BYMAN                                AMARU, INC.

BY:                                          BY:
NAME:                                        NAME:
TITLE:                                       TITLE:
DATE:                                        DATE:





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                                   SCHEDULE A

                                    SERVICES

1)       Facilitate opening of offices in North America.
2)       Establish a Human Resources Department.
3)       Interview corporate headhunters for Key employee positions.
4)       Create demographical research for optimal locations of North American offices.
5)       Research for Strategic Partners
6)       Refer Acquisition  targets
7)       Identify Public Relations firm
8)       Identify Marketing/Advertising Partner